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EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:   The Dexter Corporation
      Registration Statement on Form S-8


      We are aware that our reports dated April 10, 1997, July 16, 1997 and October 15, 1997 on our reviews of the interim financial information of The Dexter Corporation for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                              COOPERS & LYBRAND L.L.P.

                              /s/ Coopers & Lybrand L.L.P.
                              ----------------------------


Springfield, Massachusetts
December 19, 1997